Exhibit 99.1

Contractual Partnership JV Signed for Lithium Extraction in Bolivia

Austin, Texas, March 28, 2023 (GLOBE NEWSWIRE) NEXT-ChemX Corporation (OTC: CHMX), (“Next-ChemX”) is pleased to announce entering into a Contractual Partnership Agreement with Clontarf Energy plc (“Clontarf”), to replace the ‘Heads of Agreement’ announced on the 15th of February 2023. Under this agreement NEXT-ChemX and Clontarf (together the “Partners”) will establish a contractual Partnership domiciled in Texas and known as ‘Clontarf NEXT-ChemX JV’.

The Partnership will provide the Partners with a vehicle to enable them to demonstrate the technical, commercial and environmental feasibility of NEXT-ChemX’s ion-Targeting Direct Extraction technology (“iTDE Technology”) in Bolivia. To obtain this exclusive right for the Partnership, Clontarf will pay $500,000 to NEXT-ChemX.

The initial priority the Partners is to use the cooperation to demonstrate to the State Lithium Company, “YLB”, the environmental and commercial advantages of the iTDE Technology including its limited energy and water consumption, and the ability to extract targeted ions with minimal waste. Testing of the iTDE Technology before YLB officials will be carried out using a new pilot plant system currently being completed. This is expected to be ready during 2nd Quarter 2023, at a new facility near Austin, Texas. The demonstration will underline the fact that the iTDE System has no need of evaporative ponds that are not optimal in Bolivia due to rainfall conditions, altitude and high magnesium content as well as being particularly damaging to the environment.

If successful, the Partners plan to deploy a commercial pilot plant in Bolivia to further demonstrate the process. The results of the commercial operation of such a plant are expected to lead to the execution of a licensing, extraction and exploitation agreement. Commercial exploitation of lithium deposits will be carried out exclusively through a newly formed corporate joint venture organized in Bolivia and owned jointly by the Company and Clontarf, with the possible participation of YLB.

Benton Wilcoxon, CEO of Next-ChemX commented: “We are confident that our iTDE technology will be effective with lithium extraction. Our new pilot plant system will demonstrate actual process kinetics on the customer’s brine samples to determine their specific projected operational costs. We anticipate our demonstration will be convincing.”

On behalf of the Board of NEXT-ChemX Corporation

Benton Wilcoxon, Chairman and CEO

About NEXT-ChemX Corporation

NEXT-ChemX Corporation is an innovative technology company preparing to introduce its proprietary, patent pending novel membrane-based ion-Targeting Direct Extraction (iTDE) Technology. iTDE is proven to extract very low concentrations of ions from liquid solutions rapidly. iTDE technology uses the very high surface area of certain custom hollow fiber membranes to extract materials such as lithium from brines and liquors in a continuous process. We avoid the need for high pressures, high temperatures or electrolysis. Better economics and a reduction in the harmful impact to the environment of current deployed processes is a feature of our unique extraction process. The Company currently focuses on the extraction of lithium brines, leach solutions, or recycled battery solutions. Our iTDE Process is continuous and can be used for a range of metal ions. Our unique technology is easily scalable, and we are developing a modular extraction plant that will allow for the rapid deployment of the iTDE System onsite even in remote and difficult environments.

NEXT-ChemX Corporation, is a Nevada company trading on OTC Markets as “CHMX”. Please visit the Company’s website at www.next-chemx.com

Safe Harbor and Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section21E of the Securities Exchange Act of 1934. Making such forward looking statements involves substantial risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied by our forward-looking statements. You can usually identify these statements by the use of forward-looking terminology such as “may,” “could”, “will,” “should,” “expect,” “likely,” “anticipate,” “project,” “estimate,” “potential,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us, are inherently uncertain. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects, and expectations concerning our business, operating results, financial condition, and other similar matters. Despite the difficulties associated with making forward looking statements, we believe that it is important to communicate our future expectations to our investors even though there may be events in the future that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speak only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, for several reasons including, without limitation, economic, political, access to capital, competition and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. It is not possible for us to predict all these factors or events. We caution you, therefore, not to place undue reliance on any forward-looking statements. We undertake no obligation to update, revise or modify publicly any forward-looking statements, whether as a result of changes in assumptions, new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those same or other forward-looking statements in the future.

Contact:

J. Michael Johnson

President

NEXT-ChemX Corporation

Phone: +1 512 663 2690

email: m.johnson@next-chemx.com

email: info@next-chemx.com

Twitter: @NextChemx

LinkedIn: https://www.linkedin.com/company/next-chemx